Exhibit 10.42

Pepco Holdings, Inc.

2014 NON-MANAGEMENT DIRECTOR COMPENSATION ELECTION AGREEMENT

I understand that I am permitted to elect, with respect to the compensation due me for my services as a director of the Company, either (i) to receive my cash compensation currently in the form of either, or a combination of, cash and shares of Company common stock (“Common Stock”) pursuant to the Non-Management Director Compensation Plan or (ii) to defer the receipt of my cash compensation under the terms of the Company’s Second Revised and Restated Executive and Director Deferred Compensation Plan (the “Deferred Compensation Plan”). In addition, I understand that I am permitted to elect to receive my stock-based compensation granted pursuant to the terms of the 2012 Long-Term Incentive Plan (the “2012 LTIP”), or to defer the settlement of such stock-based compensation as permitted by the 2012 LTIP pursuant to a deferral program approved by the Board of Directors. If I choose to defer the receipt of my cash compensation, I must also complete and return to the Company the attached Cash Retainer Deferral Allocation Form directing how the deferred funds are to be credited.

I am making the following election with the understanding that the elections (i) will apply to all of the compensation paid to me for service as a director in 2014, (ii) once made, cannot be altered or revoked, and (ii) apply to all such compensation paid to me in subsequent years for services as a director, unless I notify the Company of any changes, either in writing or by execution of a new election form prior to January 1 of the year for which the changes are to take effect.

1.	Current Receipt or Deferral Election.

I hereby elect to receive my compensation for services as a director of the Company as follows (the percentages for each type of compensation must total 100%):

a.	Annual Cash Retainer

%	Cash (by check or direct deposit).

%	Common Stock (registered as indicated in Item 4 below).

%	Credit to my account under the Deferred Compensation Plan, to be paid in cash at the time I elect in Item 2 below.

b.	Retainer Paid in Form of Restricted Stock Units (“RSUs”)

I will receive an annual stock-based retainer award in the form of RSUs (and any associated dividend equivalents) under the 2012 LTIP, to be settled in Common Stock as indicated below:

%	Common Stock (registered as indicated herein) to be received upon settlement of the RSUs (and any associated dividend equivalents), shall be issued to me upon vesting of the RSUs as provided in the award agreement.

%	Common Stock (registered as indicated herein) to be received upon settlement of the RSUs (and any associated dividend equivalents), shall be deferred under the 2012 LTIP and paid in Common Stock at the time I elect in Item 3 below.

c.	Meeting Fees

%	Cash (by check or direct deposit).

%	Common Stock (registered as indicated in Item 4 below).

%	Credit to my account under the Deferred Compensation Plan, to be paid in cash at the time I elect in Item 2 below.

d.	Committee Chairman Retainer (please complete whether or not you currently are a committee chairman):

%	Cash (by check or direct deposit).

%	Common Stock (registered as indicated in Item 4 below).

%	Credit to my account under the Deferred Compensation Plan, to be paid in cash at the time I elect in Item 2 below.

2.	Cash Deferral Instructions.

If you have elected to have all or any portion of your cash retainer(s) or meeting fees credited to your account under the Deferred Compensation Plan, please complete the following:

a.	Payment Instructions Related to Cash Amounts Deferred

I hereby elect to have the cash amounts I have deferred under the Deferred Compensation Plan (and accruals thereon) paid to me beginning on the date selected below (check one):

On the first day of the month immediately following the month in which I cease to be a director.

On January 31 of the year immediately following the month in which I cease to be a director.

On January 31 of the year following the calendar year in which (i) I cease to be a director or (ii) I attain the age , whichever is later.

On January 31 of [insert year] or, if later, January 31 of the second calendar year following the calendar year which includes the first day of the Plan year for which the election is made.

b.	Manner of Payment

I hereby elect to have the cash amounts I have deferred under the Deferred Compensation Plan (and accruals thereon) paid to me in the following manner (check one):

In a lump sum on the date of payment selected above.

In equal annual installments over consecutive years [insert a number of years between 2 and 15] beginning on the date selected above, with subsequent installments to be paid on each succeeding January 31.

In equal monthly installments over consecutive months [insert a number of months between 24 and 180] beginning on the date selected above.

3.	Stock-Based Award Deferral Instructions

If I have elected to defer the settlement of my RSU award (and any associated dividend equivalents) under Item 1.b. above, I hereby elect payment to me (or, if applicable, my beneficiary) in a lump sum solely in shares of Common Stock on one of the dates I designate below (but only to the extent that such award has vested):

On the date I cease to be a director of the Company.

On the January 31 following the date I cease to be a director.

On a specified date (which may not be prior to January 31, 2017):

More information on the deferral of Stock-Based Awards under the 2012 Long-Term Incentive Plan is provided in Item 6 below.

4.	Registration of Stock Certificates.

With respect to any shares of Common Stock that may be issued (a) upon settlement of an RSU (and any associated dividend equivalents) granted to me under the 2012 LTIP, whether or not deferred under Item 1.b above, or (b) in payment of any portion of my retainer or meeting fees, please register the stock certificates for those shares in the name set forth below, and provide a mailing or street address for such person:

5.	Beneficiary Designation.

I designate the following Beneficiary (or Beneficiaries) to receive any benefits due under the Deferred Compensation Plan and/or the 2012 LTIP in the event of my death (specify full name, relationship and address):

Primary:

Contingent:

6.	Material Terms Related to My Deferral of an Annual Stock-Based Retainer Award.

If I have elected in Item 1.b. above to defer settlement of my annual stock-based retainer award (and any associated dividend equivalents), I hereby acknowledge and agree that such deferral shall be subject to the following material terms, which have been approved by the Board of Directors:

a.	This deferral election applies only to Common Stock underlying RSUs and/or performance shares or units granted under the 2012 LTIP.

b.	Such award will be settled, to the extent vested, in accordance with my irrevocable deferral election set forth herein.

c.	To the extent vested, such retainer will be paid in a lump sum and solely in shares of Common Stock, and will not be credited to any of the options set forth on the Cash Retainer Deferral Allocation Form provided herewith.

d.	If a dividend equivalent award has been granted with a deferred RSU or performance share or unit award, such dividend equivalent award shall also be deferred under the terms provided herein. Such dividends shall continue to be credited, when and as declared and paid by the Board of Directors, in additional shares or units of the same type and tenor as the stock-based award, based on the Fair Market Value (as defined in the 2012 LTIP) on the business day prior to the payment date of such dividend.

e.	Upon payment of deferred awards, fractional shares shall be eliminated without compensation. Any fractional shares shall be rounded up to the next whole share if greater than or equal to a half-share, and rounded down to the next whole share if less than a half-share.

f.	The award and deferral is subject to the other terms and conditions of the 2012 LTIP, as well as vesting, forfeiture, tax withholding and other legal requirements and conditions with respect to such award and deferral.

g.	The Board of Directors retains full discretion over the terms of this deferral arrangement and may amend, suspend or terminate such arrangement at any time or from time to time, or impose additional or different restrictions, conditions or limitations on such deferral at any time as permitted or not prohibited by the terms of 2012 LTIP.

h.	The terms of my deferral election are intended to comply, and should be interpreted consistently with, Section 409A of the Internal Revenue Code of 1986, as amended.

IN WITNESS WHEREOF, the undersigned has executed this Agreement effective for all purposes as of the      day of                     , 2013.

Signature

Name (Please Print)

Acknowledged and confirmed this      day of                     , 2013

Pepco Holdings, Inc.

Signature

Name (Please Print)

Pepco Holdings, Inc.

CASH RETAINER DEFERRAL ALLOCATION FORM

Name: (the “Participant”)
Last	First	Middle Initial

Social Security Number:              -              -

I request that the Company credit my election of my cash deferred amounts in the Second Revised and Restated Executive and Director Deferred Compensation Plan to the options indicated below:

(Minimum per fund – 10%) (Please be sure your percentages total = 100%)

% Money Market	% High Yield Bond
% Equity	% Diversified Bond
% Government Income	% Stock Index
% Value	% Natural Resources
% Conserv. Balanced	% Flexible Managed
% Global	% Prudential Jennison
% Small Cap Stock	% Prime Rate
% Am Cent. Value Fund	% Janus Aspen Growth
% MFS Emerg. Growth	% TRP Int’l Stock
% Pepco Holdings Phantom Shares

NOTE: If you have elected to defer the settlement of your stock-based annual retainer award under the 2012 LTIP, you do not need to complete this Cash Retainer Deferral Allocation Form unless you are also deferring in whole or in part your annual cash retainer and/or meeting fees.

Participant

Signature

Date

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